UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

Clear Skies Solar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53105	30-0401535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 Sunrise Highway, Suite 227 Massapequa Park, New York	11762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 809-0498

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

A lease agreement between Clear Skies Solar, Inc. (the “Company”) and Hub Properties Trust, dated as of May 30, 2008, was executed and delivered on June 6, 2008, (the “Lease”). The Lease is for approximately 3,356 square feet of office space at 200 Old Country Road, Mineola, New York.

The term of the Lease is seven years, commencing on the earlier of the Substantial Completion Date (as defined below), or the date on which the Company occupies all or any part of the premises for the conduct of its business. The annual rent for the premises ranges from $93,968 in the first year of the Lease to $115,511 in the seventh year of the Lease.

The “Substantial Completion Date” is the date on which Hub Properties Trust completes the work on the premises as specified in the Lease, including, among other things, providing interior partitions, interior doors, carpet and adequate systems for heating, cooling and ventilation of all habitable spaces.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SKIES SOLAR, INC.

Dated: June 12, 2008	By:	/s/ Arthur L. Goldberg
Name: Arthur L. Goldberg Title: Chief Financial Officer